Exhibit 99.2

ARTSELECT, INC.

Financial Statements

December 31, 2005 and 2004

(With Independent Auditors’ Report Thereon)

ARTSELECT, INC.

Independent Auditors’ Report

The Board of Directors

ArtSelect, Inc.:

We have audited the accompanying balance sheets of ArtSelect, Inc. (the Company) as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ArtSelect, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the years then ended in conformity with U.S. generally accepted accounting principles.

As discussed in notes 1 and 8 to the financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, as of January 1, 2005.

/s/ KPMG LLP

Omaha, Nebraska
February 13, 2006

ARTSELECT, INC.
Balance Sheets
December 31, 2005 and 2004
Assets	2005	2004
Current assets:
Cash and cash equivalents	$283,415	391,098
Accounts receivable, less allowances of $65,686 and $77,851
in 2005 and 2004, respectively	653,135	606,232
Inventory	646,226	647,520
Prepaid expenses and other	31,980	33,589
Total current assets	1,614,756	1,678,439
Property and equipment, net	250,421	317,828
Software, net	404,301	325,134
Other	6,742	9,117
Total assets	$2,276,220	2,330,518
Liabilities and Stockholders’ Deficit
Current liabilities:
Current portion of long-term debt	$27,875	61,737
Accounts payable	729,679	795,700
Accrued expenses	252,498	331,427
Total current liabilities	1,010,052	1,188,864
Long-term debt	—	27,855
Series A redeemable convertible participating preferred stock,
$0.001 par value. Authorized 2,500,000 shares; issued and
outstanding 2,182,512 shares in 2005 and 2004 (redemption
amount of $1,459,612 and $1,394,136, respectively)	1,427,306	1,394,136
Series B redeemable convertible participating preferred stock and stock purchase warrants, $0.001 par value. Authorized
5,499,041 shares; issued and outstanding 5,364,917 shares
in 2005 and 2004 (redemption amount of $8,123,728 and
$7,743,017, respectively)	7,943,924	7,743,017
Total liabilities	10,381,282	10,353,872
Commitments and contingencies
Stockholders’ deficit:
Common stock, $0.001 par value. Authorized 40,000,000 shares;
issued and outstanding 25,120,815 and 8,374,887 shares
in 2005 and 2004, respectively	25,121	8,375
Additional paid-in capital	321,899	3,709
Accumulated deficit	(8,452,082)	(8,035,438)
Total stockholders’ deficit	(8,105,062)	(8,023,354)
Total liabilities and stockholders’ deficit	$2,276,220	2,330,518
See accompanying notes to financial statements.

ARTSELECT, INC.
Statements of Operations
Years ended December 31, 2005 and 2004
	2005	2004
Gross sales	$12,119,367	12,050,304
Less returns and adjustments	379,964	487,539
Net sales	11,739,403	11,562,765
Cost of goods sold	5,213,135	5,210,384
Gross profit	6,526,268	6,352,381
Selling, general, and administrative expenses	6,024,744	6,245,708
Depreciation and amortization expense	353,323	310,578
Income (loss) from operations	148,201	(203,905)
Other income (expenses):
Interest income	2,853	7,371
Interest expense	(603,285)	(10,120)
Other	—	1,580
Total other expense	(600,432)	(1,169)
Net loss from continuing
operations before income tax
expense and discontinued operations	(452,231)	(205,074)
Income tax expense	—	—
Net loss from continuing
operations before discontinued
operations	(452,231)	(205,074)
Net loss from discontinued operations	—	(832,351)
Net loss	$(452,231)	(1,037,425)
See accompanying notes to financial statements.

ARTSELECT, INC.
Statements of Stockholders’ Deficit
Years ended December 31, 2005 and 2004
		Additional		Total
	Common	paid-in	Accumulated	stockholders’
	stock	capital	deficit	deficit
Balance at December 31, 2003	8,366	1,990	(6,522,035)	(6,511,679)
Stock options exercised	9	1,719	—	1,728
Accretion of Series A
preferred stock	—	—	(65,475)	(65,475)
Dividends on Series B
preferred stock	—	—	(410,503)	(410,503)
Net loss	—	—	(1,037,425)	(1,037,425)
Balance at December 31, 2004	8,375	3,709	(8,035,438)	(8,023,354)
Stock options exercised	—	26	—	26
Estimated fair value of common stock issued
to extend preferred stock redemption date	16,746	318,164	—	334,910
Expiration of Series B warrants	—	—	35,587	35,587
Net loss	—	—	(452,231)	(452,231)
Balance at December 31, 2005	$25,121	321,899	(8,452,082)	(8,105,062)
See accompanying notes to financial statements.

ARTSELECT, INC.
Statements of Cash Flows
Years ended December 31, 2005 and 2004
	2005	2004
Cash flows from operating activities:
Net loss	$(452,231)	(1,037,425)
Adjustments to reconcile net loss to net cash provided by
operating activities of continuing operations:
Loss from discontinued operations	—	832,351
Noncash interest expense related to preferred stock	603,285	—
Depreciation and amortization	353,323	310,578
Loss on sale of fixed assets	548	9,255
Changes in operating assets and liabilities:
Restricted cash	—	8,707
Accounts receivable	(46,903)	48,828
Inventory	1,294	336,420
Prepaid expenses and other assets	3,984	(17,567)
Accounts payable	(66,021)	276,131
Accrued expenses	(78,929)	(128,239)
Net cash provided by operating activities
of continuing operations	318,350	639,039
Cash flows from investing activities:
Proceeds from sale of property and equipment	500	7,146
Purchases of property and equipment	(43,939)	(93,784)
Software development costs paid	(322,192)	(245,963)
Net cash used in investing activities of
continuing operations	(365,631)	(332,601)
Cash flows from financing activities:
Payments on accounts receivable with recourse	—	(81,774)
Principal payments on long-term debt	(61,717)	(56,841)
Proceeds from warrants exercises	1,289	—
Proceeds from stock option exercises	26	1,728
Net cash provided used in financing activities
of continuing operations	(60,402)	(136,887)
Net operating cash flows from discontinued operations	—	(816,292)
Net decrease in cash and cash equivalents	(107,683)	(646,741)
Cash and cash equivalents at beginning of year	391,098	1,037,839
Cash and cash equivalents at end of year	$283,415	391,098

ARTSELECT, INC.
Statements of Cash Flows
Years ended December 31, 2005 and 2004
	2005	2004
Supplemental disclosure:
Cash paid during the year for interest	$5,108	10,120
Supplemental disclosure of noncash financing activities:
Accretion of Series A preferred stock	65,476	65,475
Dividends on Series B preferred stock	415,009	410,503
See accompanying notes to financial statements.

ARTSELECT, INC
Notes to Financial Statements
December 31, 2005 and 2004

(1)	Significant Accounting Policies

(a)	Organization and Description of Business

ArtSelect, Inc. (the Company) is a supplier of wall décor to retailers, catalogers, membership organizations, and consumers through both online and traditional retail and wholesale distribution channels.

(b)	Use of Estimates

The preparation of financial statements requires management of the Company to make estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include the carrying amount of property, plant, and equipment and valuation allowances for receivables and sales returns, inventories, and deferred income tax assets. Actual results could differ from those estimates.

(c)	Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates market value.

(d)	Accounts Receivable and Concentrations of Credit Risk

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on specific past due balances and historical write-off experiences. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Concentrations of credit risk with respect to accounts receivable are limited due to the use of credit cards, the number of customers, and their geographic dispersion. The Company performs initial and periodic ongoing credit evaluations of its customers and generally does not require collateral.

(e)	Inventory

Inventories consist of raw materials and finished goods. Raw materials include prints, mats, frames, molding, and packaging material. Finished goods consist of preframed art. Both categories are stated at the lower of cost or market using the first-in, first-out (FIFO) method based on rolling average cost.

(f)	Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated on the straight-line method over the assets’ estimated useful lives of five to seven years.

ARTSELECT, INC
Notes to Financial Statements
December 31, 2005 and 2004

(g)	Software

The Company capitalized software development costs for modifications to its Web site and management information systems that result in additional functionality. Software development costs are amortized on a straight-line basis over three years. Amortization of capitalized software development costs during 2005 and 2004 was $243,025 and $185,408, respectively.

(h)	Stock-Based Compensation

The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including Financial Accounting Standards Board (FASB) Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25, to account for its fixed-plan stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. FASB Statement No. 123, Accounting for Stock-Based Compensation, and FASB Statement No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, an amendment of FASB Statement No. 123, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As permitted by existing accounting standards, the Company has elected to continue to apply the intrinsic value-based method of accounting described above and has adopted only the disclosure requirements of FASB Statement No. 123, as amended. The following table illustrates the effect on net loss if the fair value-based method had been applied to all outstanding and unvested awards in each year:

	2005	2004
Net loss, as reported	$(452,231)	(1,037,425)
Stock-based compensation expense
determined under fair value-based
method, net of tax	(5,375)	—
Net loss—pro forma	$(457,606)	(1,037,425)

The calculated fair value of stock options granted, following calculation methods prescribed by FASB Statement No. 123, uses the Black-Scholes option pricing model. Fair value per share was calculated on the date of grant using the minimum value method. The following additional weighted average assumptions were used: no dividends, volatility of 1%, a risk-free interest rate of 4.5% and 5.0% and an expected life outstanding of 10 years for the options granted in 2005 and 2004, respectively.

Beginning on January 1, 2006, the Company will be required to record compensation expense related to grants of options for common stock to employees using the estimated grant-date fair value of the option. The amount to be recorded will be higher than the amounts in the table above as the Company will no longer be permitted to use the minimum volatility method.

ARTSELECT, INC
Notes to Financial Statements
December 31, 2005 and 2004

(i)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(j)	Revenue Recognition

Revenue is recognized when the product is shipped and title is transferred to the customer. Revenue sold via the Company’s Web site and/or the Web site’s subdomains is recognized on a gross basis. Revenue sold through the customer’s distribution channels is recognized net of related costs. The Company bases its estimates for sales returns on historical experience and has not experienced significant fluctuations between estimated and actual return activity.

(k)	Shipping and Handling Costs

The Company classifies shipping and handling costs in cost of goods sold in the statements of operations.

(l)	Recently Issued Accounting Standards

In December 2004, the FASB issued FASB Statement No. 123 (revised 2004), Share-Based Payment, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. This statement is a revision to Statement No. 123 and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. This statement will require measurement of the cost of employee services received in exchange for stock compensation based on the grant-date fair value of the employee stock options. Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company will adopt this statement on January 1, 2006 under the modified prospective method of application. Under that method, the Company will recognize compensation costs for new grants of share-based awards, awards modified after the effect date, and the remaining portion of the fair value of the unvested awards at the adoption date.

ARTSELECT, INC
Notes to Financial Statements
December 31, 2005 and 2004

In December 2004, the FASB issued FASB Statement No. 151, Inventory Costs, which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Under this statement, such items will be recognized as current-period charges. In addition, the statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement will be effective for the Company for inventory costs incurred on or after January 1, 2006. The adoption of this statement will not have a significant effect on the Company’s financial statements.

In May 2005, the FASB issued FASB Statement No. 154, Accounting Changes and Error Corrections. Statement No. 154 establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to a newly adopted accounting principle. This statement will be effective for the Company for all accounting changes and any error corrections occurring after January 1, 2006.

(m)	Recently Adopted Accounting Standard

In May 2003, FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, was issued. This statement establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The statement also includes required disclosures for financial instruments within its scope. For the Company, the statement was effective for instruments entered into or modified after May 31, 2003 and otherwise became effective as of January 1, 2004, except for certain mandatorily redeemable financial instruments. For certain mandatorily redeemable financial instruments, the statement became effective for the Company on January 1, 2005. The effective date has been deferred indefinitely for certain other types of mandatorily redeemable financial instruments. The Company adopted FASB Statement No. 150 for its mandatorily redeemable preferred stock as of January 1, 2005 (note 8).

(n)	Reclassifications

Certain 2004 amounts have been reclassified to conform to the 2005 presentation.

(2)	Inventory

The major components of inventory from continuing operations consist of the following at December 31:

	2005	2004
Preframed art	$134,536	173,178
Prints	121,024	115,341
Frame and shipping materials	236,508	241,172
Other	154,158	117,829
	$646,226	647,520

ARTSELECT, INC
Notes to Financial Statements
December 31, 2005 and 2004

(3)	Property and Equipment

Property and equipment consist of the following at December 31:

	2005	2004
Property and equipment, at cost:
Furniture and equipment	$719,432	684,254
Less accumulated depreciation	469,011	366,426
	$250,421	317,828

(4)	Lease Commitments

The Company leases office and factory space under operating leases expiring in March 2006 through March 2008. Future minimum lease payments under noncancelable operating leases as of December 31, 2005 are as follows:

	Continuing	Discontinued
	operations	operations
Year ending December 31:
2006	$235,093	9,159
2007	103,294	—
2008	1,842	—
Total minimum lease payments	$340,229	9,159

Total rent expense under the operating leases related to continuing operations was approximately $162,000 and $102,000 in 2005 and 2004, respectively.

(5)	Major Service Provider

The Company currently utilizes the services of one independent artwork and framing supply company to manufacture and ship approximately 50% of the products ordered through the Company’s Web sites or through its customer’s distribution channels. The time and transition to switch to other providers, if necessary, could cause a disruption in services and operations of the Company.

ARTSELECT, INC
Notes to Financial Statements
December 31, 2005 and 2004

(6)	Income Taxes

During 2005 and 2004, the Company had no provision for income taxes. The provision for income taxes differed from that computed by applying the U.S. federal income tax rate to income before income taxes as follows:

	2005	2004
U.S. federal income tax	$(153,759)	(352,725)
Change in valuation allowance	(61,972)	409,189
Meals and entertainment	6,186	7,718
Return to accrual adjustment	—	(57,608)
Nondeductible interest expense	205,117	—
Other	4,428	(6,574)
Provision for income taxes	$—	—

Deferred tax assets (liabilities) were comprised of the following amounts as of December 31:

	2005	2004
Deferred tax assets:
Charitable contributions	$5,387	4,392
Bad debt allowance	24,961	29,583
Accrued vacation	7,789	12,344
Net operating loss carryforward	1,873,245	1,929,495
Gross deferred tax assets	1,911,382	1,975,814
Deferred tax liability:
Depreciation	33,165	35,625
Net deferred tax asset	1,878,217	1,940,189
Valuation allowance	(1,878,217)	(1,940,189)
Net deferred tax asset	$—	—

At December 31, 2005, the Company has net operating loss carryforwards for federal income tax purposes of $4,929,593, which are available to offset future federal taxable income, if any, through 2022. The loss carryforwards expire in various amounts from 2020 through 2024. The utilization of the net operating loss carryforwards may be limited due to the provisions of Section 382 of the Internal Revenue Code relating to changes in ownership. The Company has provided a valuation allowance for its entire net deferred tax asset at December 31, 2005 as it is more likely than not that a deferred tax asset will not be realized due to uncertainty as to future utilization of its net operating loss carryforwards, due primarily to its history of operating losses. The change in valuation allowance between December 31, 2005 and 2004 was a decrease of approximately $61,972.

ARTSELECT, INC
Notes to Financial Statements
December 31, 2005 and 2004

(7)	Long-term Debt

Long-term debt consists of the following at December 31:

	2005	2004
Note payable to bank, due in monthly
installments ranging from $3,054 to
$3,345, plus interest at a rate
of 8.25%, with final payment due
February 2006	$6,670	44,810
Note payable to bank, due in monthly
installments ranging from $1,886 to
$2,185, plus interest at a rate
of 8.25%, with final payment due
October 2006	21,205	44,782
Total long-term debt	27,875	89,592
Less current installments	27,875	61,737
Long-term debt, excluding
current installments	$—	27,855

(8)	Redeemable Preferred Stock and Stock Purchase Warrants

The Company has designated and authorized 10,000,000 shares as preferred stock with 2,500,000 shares designated as redeemable Series A convertible participating preferred stock (Series A stock) and 5,499,041 shares designated as redeemable Series B convertible participating preferred stock (Series B stock). The remaining 2,000,959 shares are undesignated. The Series A and Series B stock have full voting rights and are convertible at the option of the holder into common stock on a one-for-one basis, subject to certain adjustments. The Series B stock earns annual/cumulative dividends at 6% of the stated value per share. The Series A stock has no stated dividend, but would participate in any dividends paid on common stock.

Series A and Series B stock have a mandatory redemption provision whereby, upon demand by the holder, within 180 days subsequent to July 26, 2007, the Company is required to redeem the stock at a defined redemption price. The redemption price for Series A stock is the original purchase price plus 6% per annum. The redemption price for Series B stock is equal to the original purchase price plus any accrued and unpaid dividends. The carrying value of the Series A and Series B stock is being accreted to the defined redemption price over the period until the initial redemption date. The liquidation value of the Series A and Series B stock at December 31, 2005 is $1,459,612 and $8,123,729, respectively. The total liquidation value of the Series A and Series B stock on the July 26, 2007 redemption date is $10,353,160.

At December 31, 2005, and 2004, the liquidation preference value of the Series A and Series B stock totaled approximately $9,583,341 and $9,137,153, respectively. Liquidation preferences reside with the Series B holders first, secondly with the Series A holders, and then the common stockholders in the event of a liquidation, dissolution, or a winding up of the Company. In addition to the liquidation preference, Series A and B stockholders participate with the common holders in any remaining assets upon liquidation, up to a maximum of three times their initial investment. Aggregate cumulative preferred dividends in arrears on the Series B stock were $2,169,899 and $1,754,888 at December 31, 2005 and 2004, respectively.

ARTSELECT, INC
Notes to Financial Statements
December 31, 2005 and 2004

In April 2000, as part of a short-term bridge financing agreement, warrants for 114,797 shares of redeemable Series B preferred stock were issued at an exercise price of $1.31. The fair value of the warrants at the date of grant was determined by a minimum valuation model to be $35,587, or $0.31 per warrant, and was expensed over the term of the agreement. The warrants expired unexercised in April 2005.

In July 2000, the Company issued 4,591,874 shares of Series B stock for $6,000,000, or $1.31 a share.

Both of these Series B issuances had revenue targets that were to have been achieved by June 2001. The targets were not achieved and the maximum of 773,043 (with exercise price of $0.01 a share) and 19,326 shares of redeemable Series B preferred stock purchase warrants were issued. Of these issued warrants, 773,043 have been exercised as of December 31, 2005. The remaining 19,326 warrants expired unexercised in April 2005.

On January 19, 2005, the Company’s shareholders approved the Further Amended and Restated Certificate of Incorporation according to which the mandatory redemption period of the preferred stock was advanced from the 180-day period beginning July 26, 2005 to the 180-day period beginning July 26, 2007. In consideration for this deferment, the Company made 17 million shares of common stock at $0.001 par value available for issuance to holders of preferred stock who signed the agreement by January 31, 2005. On January 31, 2005, the Company issued 16,745,516 shares of common stock to holders of preferred stock who signed the agreement. The common stock was recorded in the financial statements at a value of $334,910.

Effective January 1, 2005, the Company adopted FASB Statement No. 150, which requires the Company to classify its mandatorily redeemable preferred stock as a liability at the present value of the redemption amount, with changes in the fair value recorded through the statements of operations. As a result, the accretion of preferred stock was recorded as interest expense during 2005.

ARTSELECT, INC
Notes to Financial Statements
December 31, 2005 and 2004

Redeemable preferred stock consists of the following at December 31:

	2005	2004
Series A redemption amount	$1,459,612	1,394,136
Unamortized discount related to issuance of common stock to
Series A stockholders	(32,306)	—
	$1,427,306	1,394,136
Series B redemption amount	$8,123,728	7,743,017
Unamortized discount related to issuance of common stock to
Series B stockholders	(179,804)	—
	$7,943,924	7,743,017

(9)	Stock Options

In April 2000, the Company established a stock option plan (the 2000 Plan) pursuant to which the Company may grant stock options to employees and nonemployee consultants. The 2000 Plan authorized grants of options to purchase up to 2,250,000 shares of authorized but unissued common stock. In January 2005, the 2000 Plan was amended to increase the number of authorized grants of options to purchase up to 3,500,000 shares of authorized but unissued common stock. The exercise price for options under the 2000 Plan shall generally be at the stock’s fair market value on the grant date, and options must be exercised no later than 10 years from the grant date, unless otherwise specified. Specific option grants under the 2000 Plan, eligible individuals, vesting, and other terms and conditions are at the discretion of a committee of the board of directors.

ARTSELECT, INC
Notes to Financial Statements
December 31, 2005 and 2004

A summary of the option activity is as follows:

		Weighted
		average
	Number of	exercise
	shares	price
Outstanding at December 31, 2003	2,243,696	0.29
Issued with $0.20 exercise price	262,500	0.20
Options forfeited	(1,219,397)	0.31
Options exercised	(8,637)	0.20
Outstanding at December 31, 2004	1,278,162	0.25
Issued with $0.02 exercise price	2,009,250	0.02
Options forfeited	(114,141)	0.18
Options exercised	(412)	0.06
Outstanding at December 31, 2005	3,172,859	0.11

The following table summarizes information about stock options issued to employees, directors, and consultants that are outstanding at December 31, 2005:

	Options outstanding		Options exercisable
		Weighted
		average		Weighted
		remaining		average
Exercise	Number	contractual	Number	exercise
price	outstanding	life	exercisable	price
$0.02	1,999,409	9.31	748,709	$0.02
0.11	100,000	3.08	100,000	0.11
0.20	989,850	5.57	882,088	0.20
1.04	33,600	4.81	33,600	1.04
1.06	50,000	1.75	50,000	1.06
	3,172,859		1,814,397

ARTSELECT, INC
Notes to Financial Statements
December 31, 2005 and 2004

At December 31, 2005 and 2004, the number of options exercisable was 1,814,397 and 1,067,569, respectively, and the weighted average exercise price of those options was $0.16 and $0.26, respectively.

(10)	Benefit Plan

The 401(k) plan covers substantially all employees who have at least three months of service. The plan is a defined contribution plan to which the employees may contribute up to 6% of their compensation. The Company will match employee contributions on a discretionary basis. The Company did not incur expense for contributions for the years ended December 31, 2005 and 2004.

(11)	Discontinued Operations

On October 31, 2004, the Company decided to cease to offer their World Art Works (WAW) product line. The inventories used in this product line were integrated into the Company’s other product lines and all remaining inventory from the WAW product line held in rep group showrooms was returned to the Company. As of December 31, 2005, all fixed assets used in the WAW product line are being used in the continuing operations of the Company.

Income from the discontinued operations consists of the following:

Ten months
ended
October 31,
2004
Net sales	$217,522
Loss from discontinued operations	(832,351)

There were no net assets of the discontinued operations as of December 31, 2005 and 2004.

Exhibit 99.2

INTERIM FINANCIAL STATEMENTS

Basis of presentation

The unaudited interim condensed financial statements of ArtSelect, Inc. have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and, in the opinion of management, reflect all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position at March 31, 2006 and the results of operations and its cash flows for the three months ended March 31, 2006 and 2005. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such SEC rules and regulations. Results of operations for interim periods are not necessarily indicative of those to be achieved for full fiscal years. These condensed consolidated financial statements should be read in conjunction with the audited financial statements included herein for the year ended December 31, 2005 and 2004.

INTERIM FINANCIAL STATEMENTS

ARTSELECT, INC.
Balance Sheet
Assets	March 31, 2006 (unaudited)
Current assets:
Cash and cash equivalents	$304,616
Accounts receivable, less allowances of $65,296	572,204
Inventory	691,696
Prepaid expenses and other	49,526
Total current assets	1,618,042
Property and equipment, net	224,033
Software, net	397,865
Other	6,742
Total assets	$2,246,682
Liabilities and Stockholders’ Deficit
Current liabilities:
Current portion of long-term debt	$14,987
Accounts payable	698,350
Accrued expenses	147,857
Total current liabilities	861,194
Series A redeemable convertible participating preferred stock,
$0.001 par value. Authorized 2,500,000 shares; issued and
outstanding 2,182,512 shares	1,448,775
Series B redeemable convertible participating preferred stock and stock purchase warrants, $0.001 par value. Authorized
5,499,041 shares; issued and outstanding 5,364,917 shares	8,077,467

Commitments and contingencies
Stockholders’ deficit:
Common stock, $0.001 par value.	25,121
Additional paid-in capital	321,912
Accumulated deficit	(8,487,787)
Total stockholders’ deficit	(8,140,754)
Total liabilities and stockholders’ deficit	$2,246,682

INTERIM FINANCIAL STATEMENTS

ARTSELECT, INC.
Statements of Operations (unaudited)
Three months ended March 31
	2006	2005
Net sales	$3,105,969	3,135,228
Cost of goods sold	1,385,690	1,453,780
Gross profit	1,720,279	1,681,448
Selling, general, and administrative expenses	1,601,754	1,655,641
Income from operations	118,525	25,807
Other expenses, net	(154,230)	(141,406)
Net loss	$(35,705)	(115,599)

INTERIM FINANCIAL STATEMENTS

ARTSELECT, INC.
Statements of Cash Flows
Quarter ended March 31
	2006 (unaudited)	2005 (unaudited)
Cash flows from operating activities:
Net loss	$(35,705)	(115,599)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:

Non cash interest expense related to preferred stock	155,012	142,170
Depreciation and amortization	92,578	90,641
Loss on sale of fixed assets	8,462	—
Changes in operating assets and liabilities:
Accounts receivable	80,931	(9,391)
Inventory	(45,470)	93,667
Prepaid expenses and other assets	(17,546)	2,294
Accounts payable	(31,329)	(163,298)
Accrued expenses	(104,641)	(97,488)
Net cash provide by (used in) operating activities	102,292	(57,004)
Cash flows from investing activities:
Purchases of property and equipment	(7,272)	(6,079)
Software development costs paid	(60,944)	(84,635)
Net cash used in investing activities	(68,216)	(90,714)
Cash flows from financing activities:
Payments on long-term debt	(12,888)	(14,967)
Other	13	20
Net cash used in financing activities	(12,875)	(14,947)
Net increase (decrease) in cash and cash equivalents	21,201	(162,665)
Cash and cash equivalents at beginning of year	283,415	391,098
Cash and cash equivalents at end of year	$304,616	228,433
Supplemental disclosure:
Cash paid during the year for interest	$783	767